Exhibit 5.1

July 23, 2018

NuStar Energy L.P.

19003 IH-10 West

San Antonio, Texas 78257

Re:	765,192 Common Units Representing Limited Partner Interests in NuStar
Energy L.P.

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 765,192 shares of common units representing limited partner interests in the Partnership (the “Registered Units”), which may be issued under the NuStar GP Holdings, LLC Long-Term Incentive Plan, amended and restated as of April 1, 2007, as amended by the First Amendment to the NuStar GP Holdings, LLC Long-Term Incentive Plan (collectively, the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the: (i) Registration Statement; (ii) Plan; (iii) Certificate of Limited Partnership of the Partnership, as amended to date; (iv) Eighth Amended and Restated Agreement of Limited Partnership of the Partnership, dated July 20, 2018, as amended to date; (v) Certificate of Limited Partnership of Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), as amended to date; (vi) First Amended and Restated Limited Partnership Agreement of the General Partner, dated April 16, 2001, as amended to date; (vii) Certificate of Formation of NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“NuStar GP”), as amended to date; and (viii) Second Amended and Restated Limited Liability Company Agreement of NuStar GP, dated July 20, 2018, as amended to date. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Partnership, the General Partner and NuStar GP and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of NuStar GP.

NuStar Energy L.P.

July 23, 2018

Based on the foregoing, we are of the opinion that when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and (ii) a certificate representing each Registered Unit shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Registered Unit is to be issued in uncertificated form, the Partnership’s books shall reflect the issuance of such Registered Unit to the person entitled thereto, in each case in accordance with the terms of the Plan, (a) each Registered Unit will have been duly authorized, (b) each Registered Unit will be validly issued and (c) the person entitled to such Registered Unit will have no obligation, solely by reason of their ownership of such Registered Unit, to make any contributions to the Partnership or any further payments for their purchase of such Registered Unit, and such persons will have no personal liability, solely by reason of their ownership of such Registered Unit, to creditors of the Partnership for any of its debts, liabilities or other obligations.

This opinion letter is limited to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Sidley Austin LLP